Exhibit 99.1

AES
The Global Power Company                                            NEWS RELEASE
                                                       Contact: Scott Cunningham
                                                                    703-558-4875

                   AES AMENDS $650 MILLION CREDIT FACILLITY;
        AES REDUCES INTEREST RATE AND EXTENDS TERM OF CREDIT FACILITIES
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ARLINGTON, VA,--(BUSINESS WIRE)--Aug. 13, 2004 -- The AES Corporation (NYSE:
AES) today announced it has amended its $650 million credit facilities to significantly reduce borrowing costs. The interest rate on the $450 revolving credit facility has been reduced to the London Interbank Offered Rate (LIBOR) plus 250 basis points and the rate on the $200 million term loan is now LIBOR plus 225 basis points. Previously both rates were LIBOR plus 400 basis points. In addition the term loan maturity date was extended from 2007 to 2011. The revolving credit facility maturity in 2007 remains unchanged. At June 30, 2004, there were no borrowings under the $450 million revolving credit, but approximately $119 million was utilized for letters of credit supporting general business purposes, while the $200 million term loan was fully drawn. AES retains the right to prepay without penalty under these facilities at any time.

"The financial markets continue to recognize AES's improving credit quality. These amendments reflect the benefits of our deleveraging strategy and of improved financial performance," said Executive Vice President and Chief Financial Officer Barry Sharp.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

Statements in this press release regarding AES Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Cautionary Statements and Risk Factors" in the Company's 2003 Form 10-K.

About AES

AES is a leading global power company, with 2003 sales of $8.4 billion. AES operates in 27 countries, generating 45,000 megawatts of electricity through 113 power facilities and delivers electricity through 17 distribution companies. Our 30,000 people are committed to operational excellence and meeting the world's growing power needs. To learn more about AES please visit www.aes.com or contact AES at invest@aes.com.